EXHIBIT 10.4

PROMISSORY NOTE

(Extends long term note payable of the principal of $153,177.69, dated February 18, 2023, and the subsequent extension.)

Issuance date: April 30, 2026	Principal Amount: $133,511.74

THIS PROMISSORY NOTE is duly authorized and validly Note of Guided Therapeutics, Inc., a Delaware corporation, (the “Company”), having its principal place of business at 5835 Peachtree Corners East, Suite B, Peachtree Corners, Georgia 30092.

FOR VALUE RECEIVED, the undersigned promises to pay to Mark L. Faupel (“Holder”) the principal sum of ONE HUNDRED THIRTY-THREE THOUSAND FIVE HUNDRED ELEVEN DOLLARS AND SEVENTY-FOUR CENTS ($133,511.74), in lawful money of the United States of America, at such place as Holder may designate in writing.

The Note shall accrue 6% simple annual interest and mature on August 18, 2027. The terms of this Note shall retroactively apply starting February 19, 2026, the most recent maturity date of the prior extension agreement.

The entire unpaid principal balance due on this Promissory Note (this “Note”), together with all accrued and unpaid interest and fees, if any, at the choice of the Holder, shall be due and payable in full in the event the Company obtains a financing of at least $4.0 million or, at the end of any quarter during the next two years, has a minimum of $4.0 million in cash on hand.

All parties to this Note, including maker and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note, notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest, if any; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

This Note shall be governed by, and construed in accordance with, the laws of the State of Georgia, regardless of laws that might otherwise govern under applicable principles of conflicts of law.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed the day and year first above written.

[Signatures on Following Page]

Company:

GUIDED THERAPEUTICS, INC.

By: ___________________________________

Name: Michael James

Title: Chairman

Holder:

By: ___________________________________

Name: Mark L. Faupel

Title: ___________________________________

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